REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
================================================================================
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THE STRIDE RITE CORPORATION
               (Exact name of Issuer as specified in its charter)

           Massachusetts                                  04-1399290
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

          191 Spring Street
       Lexington, Massachusetts                             02173
(Address of Principal Executive Offices)                  (Zip Code)

                           THE STRIDE RITE CORPORATION
                 1998 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
                            (Full title of the Plan)

                        Charles W. Redepenning, Jr., Esq.
                           The Stride Rite Corporation
                                191 Spring Street
                         Lexington, Massachusetts 02173
                                 (617) 824-6000
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------- --------------------- ------------------------- ----------------------------- -----------------
Title of securities        Amount to be          Proposed maximum       Proposed maximum aggregate      Amount of
to be registered (1)        registered       offering price per share       offering price (2)       registration fee
---------------------- --------------------- ------------------------- ----------------------------- -----------------
The Stride Rite           300,000 shares            $12.66                   $3,798,000                  $1,120.41
  Corporation Common
  Stock (par value
  $.25 per share)
---------------------- --------------------- ------------------------- ----------------------------- -----------------

(1) This Registration Statement also pertains to The Stride Rite Corporation's Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between The Stride Rite Corporation and BankBoston, N.A., dated as of June 18, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on April 24,1998.

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS (1)

ITEM 1.   PLAN INFORMATION

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for its fiscal year ended November 28, 1997;

            (b) The Company's Quarterly Report on Form 10-Q for the fiscal period ended February 27, 1998;

            (c) The description of the Common Stock of the Company and the rights of holders thereof contained in the Company's registration statement on Form 10 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") dated November 25, 1960; and

            (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's registration statement on Form 8-A under the Exchange Act dated July 1, 1997.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

--------
(1) This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67 of the Massachusetts Business Corporation Law, as amended (the "MBCL"), empowers the Company to provide certain rights of indemnification in its articles of organization or by-laws.

         The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), provide that each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body (an "Officer") of the Company (and his heirs or personal representatives) shall be indemnified by the Company against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency (a "Proceeding"), any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding ("Expenses") incurred by him in connection with any Proceeding in which he is involved as a result of his serving or having served as an Officer of the Company or, at the request of the Company, as an Officer of any other organization in which the Company owns shares or of which it is a creditor, except with respect to a matter as to which it shall have been adjudicated in any Proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or the Company, no indemnification shall be provided to the Officer with respect to a matter if the Company has obtained an opinion of counsel that with respect to that matter the Officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company.

         In addition, the Articles of Organization provide that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the MBCL.

         As permitted by the MBCL, the Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his or her being such officer or director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.   EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

4         (i)    Restated Articles of Organization of the Registrant with
                 amendments thereto through November 29, 1986, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

          (ii) Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

          (iii) Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Registrant, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

          (iv) Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Registrant, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

          (v) Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated by reference from Exhibit 3(v) of the Registrant's Form 10-K for the fiscal year ended November 28, 1997.

          (vi) By-laws of the Registrant, as amended, incorporated by reference from Exhibit 3 of the Registrant's Form 10-Q for the fiscal period ended June 1, 1990.

          (vii) Rights Agreement dated June 18, 1997 between the Registrant and BankBoston, N.A., incorporated by reference from Exhibit 1 to the Registrant's Form 8-A dated July 1, 1997.

5 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23       (i)     The consent of Goodwin, Procter & Hoar LLP is contained in the opinion filed as Exhibit 5 to this Registration Statement.

         (ii)    Consent of Coopers & Lybrand L.L.P.

ITEM 9.   UNDERTAKINGS

            (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (as amended), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 16th day of April, 1998.

                                  THE STRIDE RITE CORPORATION
                                  (Registrant)

                                  By:/s/Robert D. Siegel
                                     Robert C. Siegel,
                                     Chairman of the Board, President and
                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 (as amended), this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                             Title                                     Date

      /s/Robert C. Siegel           Chairman of the Board, President, Chief             April 16, 1998
       (Robert C. Siegel)           Executive Officer and Director
                                    (Principal Executive Officer)


      /s/John M. Kelliher           Chief Financial Officer, Vice                       April 16, 1998
       (John M. Kelliher)           President, Finance and Treasurer
                                    (Principal Financial Officer)

     /s/Frank A. Caruso             Vice President and Corporate Controller             April 16, 1998
      (Frank A. Caruso)

      /s/Warren Flick               Director                                            April 16, 1998
       (Warren Flick)

      /s/Donald R. Gant             Director                                            April 16, 1998
      (Donald R. Gant)

  /s/Margaret A. McKenna            Director                                            April 16, 1998
   (Margaret A. McKenna)

     /s/Frank R. Mori               Director                                            April 16, 1998
     (Frank R. Mori)

    /s/Robert L. Seelert            Director                                            April 16, 1998
    (Robert L. Seelert)

   /s/Myles J. Slosberg             Director                                            April 16, 1998
    (Myles J. Slosberg)

   /s/W. Paul Tippett, Jr.          Director                                            April 16, 1998
   (W. Paul Tippett, Jr.)

                                  EXHIBIT INDEX

Exhibit Number     Exhibit Name
--------------     ---------------------------------------------------------
     4(i) Restated Articles of Organization of the Registrant with amendments thereto through November 28, 1986, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

     4(ii) Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated by reference from
                  Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

     4(iii) Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Registrant, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

     4(iv) Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Registrant, incorporated by reference from Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

     4(v) Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated by reference from Exhibit 3(v) of the Registrant's Form 10-K for the fiscal year ended November 28, 1997.

     4(vi) By-laws of the Registrant, as amended, incorporated by reference from Exhibit 3 of the Registrant's Form 10-Q for the fiscal period ended June 1, 1990 and is incorporated herein by reference.

     4(vii) Rights Agreement dated June 18, 1997 between the Registrant and BankBoston, N.A., incorporated by reference from Exhibit 1 to the Registrant's Form 8-A dated July 1, 1997.

     5 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23(i) Consent of Goodwin, Procter & Hoar LLP is contained in Exhibit 5 to this Registration Statement.

     23(ii)       Consent of Coopers & Lybrand L.L.P.